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                                                                      EXHIBIT 21



                       FEDERAL PAPER BOARD COMPANY, INC.

                          Subsidiaries of the Company


The following are the subsidiary companies of the Company as of February 26, 1994, all of which are 100% owned:


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
                                                                           Jurisdiction of Incorporation
                                                                                  or Organization
                                                                           -----------------------------
Continental Bleached Leasing Corp.                                                  Delaware
Federal Paper Board Distribution Centers, Inc.                                      Delaware
Federal Paper Board Export, Inc.                                                    Virgin Islands
Federal Paper Board (India), Inc.                                                   Delaware
Federal Paper Board Marketing, Inc.                                                 Delaware
Federal International Japan, Inc.                                                   Delaware
Federal International, Inc.                                                         Delaware
Fedwill Realty, Inc.                                                                Delaware
FPB Leasing Corporation                                                             Delaware
FPB Property Holdings, Inc.                                                         Delaware
FPB Realty, Inc.                                                                    Delaware
Henton Realty, Inc.                                                                 Delaware
Imperial Bondware Corp.                                                             Ohio
Thomas Tait & Sons, Ltd.                                                            United Kingdom
Toga Realty, Inc.                                                                   Delaware